UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 08, 2015

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On December 10, 2015, Pacific Mercantile Bancorp (the “Company”) announced that Steven K. Buster, President and Chief Executive Officer of both the Company and its subsidiary, Pacific Mercantile Bank (the “Bank”), would retire as an officer, employee, and director effective December 31, 2015. The Company and the Bank appointed Thomas M. Vertin to succeed Mr. Buster as President and Chief Executive Officer, and to serve as a member of the Company’s Board of Directors and as a member of the Bank’s Board of Directors, effective January 1, 2016.
Mr. Vertin, age 62, has served as the Bank’s President of the Commercial Bank Division since September 29, 2012. Prior to joining the Bank, Mr. Vertin held senior executive positions at Silicon Valley Bank (SVB), a wholly-owned subsidiary of SVB Financial Group, including Chief Operating Officer and Head of the California Division. Mr. Vertin led three turn-arounds during his eighteen years with SVB and has more than thirty years of banking experience.
There are no arrangements or understandings between Mr. Vertin and any other persons pursuant to which he was selected as an officer or director of the Company or the Bank. There are also no family relationships between Mr. Vertin and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
New Employment Agreement With Mr. Vertin
In connection with Mr. Vertin’s appointment as President and Chief Executive Officer, on December 8, 2015 the Company and the Bank entered into a new employment agreement with Mr. Vertin (the “Employment Agreement”) effective as of January 1, 2016. The Employment Agreement provides for an initial term of three years, with the term automatically renewing at the end of three years and annually thereafter for an additional twelve months unless terminated at least six months prior to the end of the term then in effect.
Pursuant to the Employment Agreement, Mr. Vertin will receive an annual base salary of $400,000, subject to annual review, and a maximum target incentive payment of 50% of base salary. Mr. Vertin will receive an automobile allowance of $1,250 per month, reimbursement of up to $850 per month of club dues and expenses, and participation in the benefit programs of the Company and the Bank available to executive employees generally. Mr. Vertin will accrue four weeks paid vacation per year. Mr. Vertin will also be granted a stock option on the first business day in January 2016 to purchase up to 100,000 shares of the Company’s common stock at a per share price equal to the closing price of a share of the Company’s common stock on The NASDAQ Stock Market on that date. The stock option will be granted under the Company’s 2010 Equity Incentive Plan and will have a maximum term of ten years. The stock option will be scheduled to vest in one-third installments on each of December 31, 2016, December 31, 2017, and December 31, 2018, subject in each case to Mr. Vertin’s continued service with the Company through that date.
In the event Mr. Vertin’s employment is terminated by the Company without “Cause” or by Mr. Vertin for “Good Reason” (as these terms are defined in the Employment Agreement), Mr. Vertin will, subject to providing a release of claims, be entitled to a lump sum payment equal to twelve months of his annual base salary. If Mr. Vertin’s employment is terminated due to his permanent disability, Mr. Vertin will, subject to providing a release of claims, be entitled to base salary continuation, and certain continued benefits, for a period of six months.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Transition Agreement With Mr. Buster
On December 8, 2015, the Company and the Bank entered into a Transition Agreement with Mr. Buster. Mr. Buster resigned from all of his positions with the Company and the Bank, including as a member of the Company’s Board of Directors and as a member of the Bank’s Board of Directors, effective December 31, 2015, and provided a release of claims. Pursuant to the Transition Agreement, Mr. Buster will continue to provide consulting services to the Company through December 31, 2016. Mr. Buster will be entitled to a 2015 bonus of $225,000, and a lump sum payment of $292,500 in January 2016. Mr. Buster will also receive a consulting fee of $8,333.33 per month, as well as reimbursement of COBRA premiums to continue healthcare coverage, during the consulting period. Each of Mr. Buster’s stock options that were not scheduled to be vested as of December 31, 2015, and each of Mr. Buster’s other equity awards that were not scheduled to be vested as of April 29, 2016, were terminated. Mr. Buster’s stock options and other equity awards that were vested or scheduled to vest before the applicable date referenced above will otherwise continue to vest and be exercisable according to their existing terms.
The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure
The Company issued a press release on December 10, 2015, announcing Mr. Buster’s retirement and the appointment of Mr. Vertin to succeed Mr. Buster as President and Chief Executive Officer and as a director of the Company and the Bank, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated December 8, 2015 with Thomas M. Vertin.
10.2	Transition Agreement dated December 8, 2015 with Steven K. Buster.
99.1**	Press release dated December 10, 2015.
________________
** Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP
(Registrant)

Date: December 10, 2015	By:	/s/ Robert E. Sjogren
Robert E. Sjogren Executive Vice President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated December 8, 2015 with Thomas M. Vertin.
10.2	Transition Agreement dated December 8, 2015 with Steven K. Buster.
99.1	Press release dated December 10, 2015.
________________
** Furnished herewith.